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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1998 with respect to the consolidated financial statements of Eagle Hardware & Garden, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended January 30, 1998 which is incorporated by reference in the Registration Statement (Form S-4) and related prospectus of Lowe's Companies for the registration of shares of its common stock.

Seattle, Washington
February 17, 1999


/s/ Ernst & Young LLP